Exhibit 99.1

CONTACT:                           Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

AMS HEALTH SCIENCES RECEIVES ANTICIPATED NOTIFICATION FROM AMEX OF POTENTIAL DELISTING

--Company to Request Hearing and Appeal --

Oklahoma City, OK – July 19, 2007 – AMS Health Sciences, Inc. (Amex: AMM) today announced it has received an expected notification letter from the American Stock Exchange (Amex) indicating that the company has not regained compliance with the Amex’s continued listing standards by the July 12, 2007 deadline previously imposed by the Amex, and that, accordingly, the Amex intends to proceed with the delisting process.  The company intends to exercise its right to appeal the Amex’s decision in accordance with Sections 1203 and 1009(d) of the Amex Company Guide prior to the July 20, 2007 deadline and file for a hearing date.
Specifically, the letter cited that the company was not in compliance with the following Sections of the Amex Company Guide: Section 1003(a)(i), in that the company had stockholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; Section 1003(a)(ii), in that the company had stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and Section 1003(a)(iii), in that the company had stockholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.  Since March 31, 2006, the company’s securities have been listed on the Amex pursuant to a temporary exception that required the company to demonstrate compliance with Amex’s continued listing criteria on or before July 12, 2007.  The Amex letter included a determination that the company failed to regain compliance with the Amex’s continued listing standards by the end of the exception period or as of the date of its determination letter.
“On February 12, 2006, AMS submitted a plan to the American Stock Exchange outlining initiatives to regain compliance.  The plan consisted of three key initiatives: raising capital, divesting of non-producing assets (particularly Heartland Cup) and returning the company to profitability.  On March 31, 2006, the American Stock Exchange accepted our plan.  During the remainder of 2006 and subsequently year-to-date, we have worked diligently to meet the provisions of the plan and regain compliance.  In fact, we were successful in meeting or exceeding two of the three key components in the plan -- raising $2.0 million in July 2006 and completing the divestiture of Heartland Cup through a business leasing agreement in November 2006.  While the company did not return to profitability in 2006, net loss was reduced by 42 percent.  In addition, the company has made tremendous progress in its efforts to improve overall financial performance. Unfortunately, the company was not able to meet all of its goals within the prescribed deadline.  We intend to continue to vigorously address the outstanding issues related to listing compliance and meet all regulatory filing obligations with the Securities and Exchange Commission during and after the appeal process,” said Jerry Grizzle, Ph.D., president and chief executive officer of AMS Health Sciences.

About AMS Health Sciences
AMS Health Sciences, Inc. develops and distributes nutritional, weight loss, and personal care products -- including antioxidants, pomegranate-based supplements, a proprietary blend of adaptogenic herbs developed by the late Dr. Israel Brekhman, minerals, vitamins and other nutritional supplements.  Its products are sold through a network marketing system utilizing independent distributors in the United States, Puerto Rico, and Canada.  Founded in 1988, the company is based in Oklahoma City, Oklahoma.
Additional information is available at www.amsonline.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company's current expectations and beliefs, including, among other things, the company’s ability to regain compliance with the continued listing requirements imposed by Sections 100 (a)(i), (ii) and (iii) of the Amex Company Guide and be successful in its appeal process with the Amex. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements of views expressed herein. The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company's Annual Report on Form 10-KSB. The forward-looking statements set forth the company's beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

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